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                                                                         CONTACT

                                                     For investors and analysts:
                                                                     Tod Bottari
                                                          Demer IR Counsel, inc.
                                                           925-938-2678 ext. 235

                                                                      For press:
                                                                    Lisa Poulson
                                                       Tumbleweed Communications
                                                                    650-216-2020



FOR RELEASE AT 2:00 P.M. PST


          TUMBLEWEED COMMUNICATIONS CORP. ANNOUNCES COMPLETION OF
                   ACQUISITION OF WORLDTALK CORPORATION


REDWOOD CITY AND SANTA CLARA, CA, January 31, 2000 - Tumbleweed Communications Corp. a leading provider of Internet infrastructure for business messaging, (NASDAQ:TMWD) and Worldtalk Corporation (NASDAQ:WLTK) today jointly announced that Tumbleweed completed its acquisition of Worldtalk on January 31, 2000. Under the terms of the merger agreement, each Worldtalk share of common stock has been converted into the right to receive 0.26 of a share of Tumbleweed Common Stock. Letters of transmittal regarding the procedures to exchange Worldtalk common stock for Tumbleweed common stock will be sent to former Worldtalk shareholders in the near future. As a result of the acquisition, Worldtalk shares will no longer be listed on the NASDAQ stock market's national market.

"We are pleased with the terrific contribution Worldtalk's people and products bring to Tumbleweed," said Jeffrey C. Smith, chairman, president and CEO of Tumbleweed Communications Corp. "Worldtalk added more than 100 new customers in Q4 1999, including key reference accounts in strategic markets like healthcare, telecommunications and government-demonstrating real revenue and customer momentum. In fact, Worldtalk's fourth quarter revenues exceeded our expectations. WorldSecure is a significant addition to Tumbleweed's business messaging strategy."

Worldtalk Corporation has developed a leadership position in Internet content filtering, anti-virus and policy management/enforcement technologies. Its WorldSecure products can be easily integrated with Tumbleweed Integrated Messaging Exchange-TM- (IME-TM-), a set of products and services that leverage the Internet and existing e-mail networks to create a secure communications channel for e-business. On January 24, 2000, United Parcel Service and Worldtalk Corporation announced WorldSecure/Mail for UPS OnLine Courier, which integrates WorldSecure with UPS Document Exchange, a product based on


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Tumbleweed IME. When integrated with IME, WorldSecure can automatically divert confidential business communication to IME, without requiring a desktop user to take action.

ABOUT TUMBLEWEED COMMUNICATIONS CORP.

Tumbleweed Communications Corp. is a leading provider of online communication solutions for e-businesses worldwide. Tumbleweed Integrated Messaging Exchange
(IME) is a comprehensive set of products and services that enables businesses to combine the power of e-mail and the web to establish a secure online channel for communicating with their customers and partners. Tumbleweed delivers a complete infrastructure for business communications, including a platform that leverages existing systems, applications optimized for specific markets and common business processes, and an extensive development toolkit for building custom solutions. Tumbleweed IME is the foundation for online communications services offered by customers like American Express, Chase Manhattan Bank, Datek Online, the European Union's Joint Research Council, United Parcel Service, Pitney Bowes, and the United States Postal Service.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED, PARTICULARLY WITH RESPECT TO THE GROWTH OF THE COMBINED COMPANIES. IN SOME CASES, FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "POTENTIAL," "CONTINUE," "EXPECTS," "ANTICIPATES," "INTENDS," "PLANS," "BELIEVES," "ESTIMATES," AND SIMILAR EXPRESSIONS. FOR FURTHER CAUTIONS ABOUT THE RISKS OF INVESTING IN TUMBLEWEED, WE REFER YOU TO THE DOCUMENTS TUMBLEWEED FILES FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, PARTICULARLY THE TUMBLEWEED PROSPECTUS DATED AUGUST 5, 1999, FORM 10-Q FILED NOVEMBER 15, 1999, AND THE PROSPECTUS/PROXY STATEMENT DATED DECEMBER 30, 1999. TUMBLEWEED ASSUMES NO OBLIGATION TO UPDATE INFORMATION CONTAINED IN THIS PRESS RELEASE.

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Tumbleweed is a registered trademark and Integrated Messaging Exchange and IME are trademarks of Tumbleweed Communications Corp.